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                                                                   EXHIBIT 4.12


               FIRST AMENDMENT TO CAPITAL STOCK PURCHASE WARRANT
                 TO SUBSCRIBE FOR AND PURCHASE CAPITAL STOCK OF
                           BALANCED CARE CORPORATION


        THIS FIRST AMENDMENT TO CAPITAL STOCK PURCHASE WARRANT TO SUBSCRIBE FOR AND PURCHASE CAPITAL STOCK OF BALANCED CARE CORPORATION is made as of the 15th day of April, 1997 by and among (i) BALANCED CARE CORPORATION, a Delaware corporation having its principal place of business at 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055 (the "Company") and (ii) MEDITRUST ACQUISITION CORPORATION II, a Delaware corporation having its principal place of business at c/o Meditrust, 197 First Avenue, Needham Heights, Massachusetts 02194 (the "Holder").


                              W I T N E S S E T H:

        WHEREAS, the Holder and certain wholly-owned subsidiaries of the Company (collectively, the "Lessees") are parties to one or more of the Facility Lease Agreements described in EXHIBIT B attached hereto and incorporated herein by reference (collectively, the "Leases");

        WHEREAS, the Lessees have requested that the Leases be amended to change the calculation of "Rent" thereunder;

        WHEREAS, the Company has guaranteed the obligations of the Lessees under the Leases and will receive direct and indirect benefits from the proposed amendment thereto;

        WHEREAS, as a condition to the execution and delivery of the Reading Lease (as defined in EXHIBIT B), the Company issued to the Holder that certain Capital Stock Purchase Warrant To Subscribe For And Purchase Capital Stock Of Balanced Care Corporation, dated as of February 27, 1997 (the "Warrant");

        NOW THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged and in consideration of the covenants and agreements set forth herein, the Company and the Holder agree as follows:

        1. Section 1 of the Warrant is hereby amended to add the definition of the term "First Amendment" set forth below, so that the definition of First Amendment hereafter immediately follows the definition of Convertible Securities in said Section 1:

                        "First Amendment" means that certain First Amendment to
                Capital Stock Purchase Warrant To Subscribe For And Purchase Capital Stock Of Balanced Care Corporation, dated as of April 15, 1997, by and between the Holder and the Company.

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        2. Section 2 of the Warrant is hereby deleted in its entirety and is restated to hereafter read as follows:

                2. The Shares Subject to this Warrant. This Warrant shall be exercisable for up to eighty-nine thousand five hundred seven (89,507) shares of Common Stock, as the same may be adjusted pursuant to the terms of this Warrant. The Company certifies that the only Capital Stock or Options outstanding as of the date of the First Amendment are as set forth in EXHIBIT A attached hereto and that there are no other contractual arrangements with any of the Company's stockholders or holders of Options other than as set forth on EXHIBIT A attached hereto.

        3. Section 3 of the Warrant is hereby deleted in its entirety and is restated to hereafter read as follows:

                3. The Warrant Purchase Price. The aggregate purchase price for all of the Shares shall be Ninety Dollars ($90.00) (the "Warrant Purchase Price").

        4. Exhibit A of the Warrant is hereby deleted in its entirety and is replaced with EXHIBIT A attached hereto.

        5. The Company represents to the Holder that all parties whose consent is necessary for the execution and delivery of this Amendment and the issuance of the Shares issuable upon exercise of the Warrant, as amended hereby, have so consented and that all parties having any rights of first offer, first refusal or preemption have waived any such rights.

        6. This Amendment shall be deemed to amend the Warrant solely as expressly set forth herein, and as amended hereby, the Warrant is hereby ratified, approved and confirmed in every aspect and is valid, binding and in full force and effect.

        7. This Amendment shall be binding upon the Company and the Holder and their respective successors and assigns.

        8. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.


WITNESS:                                COMPANY

                                        BALANCED CARE CORPORATION, a
                                        Delaware corporation



/s/ Brian L. Barth                          By: /s/ Robin L. Barber
----------------------------               -------------------------------
Name: Brian L. Barth                        Name:  ROBIN L. BARBER
                                            Title: ASST. SECRETARY



WITNESS:                                MEDITRUST ACQUISITION
                                        CORPORATION II, a
                                        Delaware corporation




/s/ Amelia C. Gentry                   By: /s/ Michael S. Benjamin
----------------------------               -------------------------------
Name: Amelia C. Gentry                     Name:  MICHAEL S. BENJAMIN, ESQ.
                                           Title: SENIOR VICE PRESIDENT